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                                                                   Exhibit 10.20


                             SHARE ESCROW AGREEMENT


               SHARE ESCROW AGREEMENT dated as of December 29, 1999 by and among Webhelp.com Inc., a Delaware corporation formerly know as BlueSky Ventures Inc.(the "Corporation"), iSpoke.com Inc., a Delaware corporation and a wholly owned subsidiary of the Corporation (the "Buyer"), eliance Corporation, a Delaware Corporation (the "Seller), each of the persons named on SCHEDULE 1 hereto (individually, a "Senior Manager" and, collectively, the "Senior Managers"), and Tory Haythe, as escrow agent.

               WHEREAS, prior to the execution and delivery hereof, the Senior Managers owned all of the issued and outstanding shares of Common Stock, $0.01 par value ("the Common Stock"), of the Corporation; and

               WHEREAS, pursuant to the Asset Purchase Agreement dated as of December 29, 1999 (the "Agreement") among the Corporation, the Seller and the Buyer, the Seller is to receive, INTER ALIA, shares of Common Stock in exchange for certain of its assets, and the Seller has agreed, among other items, to indemnify the Corporation and the Buyer under the circumstances and to the extent set forth in Section 9 of the Agreement; and

               WHEREAS, pursuant to the Agreement, the Escrow Shares (as defined below) are to be deposited in escrow simultaneously with the closing of the transactions contemplated by the Agreement; and

               WHEREAS, the parties hereto have designated Tory Haythe to serve as the escrow agent hereunder (such escrow agent, and its respective successors, designated as provided herein, being hereinafter referred to as the "Escrow Agent").

               NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein and in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

               1. ESCROW SHARES. The Seller hereby delivers to the Escrow Agent 5,500,000 shares of Common Stock registered in the name of the Seller together with a signed and undated blank stock power(s) with respect to such shares (in the aggregate, such shares and all stock powers of the Seller delivered to the Escrow Agent, hereinafter, collectively, the "Escrow Shares"), and the Escrow Agent hereby acknowledges receipt of the Escrow Shares. All and additional or different shares and/or other property (other than cash dividends) paid in respect of the Escrow Shares resulting from any recapitalization, exchange, merger, consolidation, stock split, conversion or dividend (including, without limitation, any stock dividend) on or in respect of the Escrow Shares and any and all interest and earnings on, or proceeds of, any of the foregoing (all of the foregoing, collectively, the "Collateral") shall be deemed to be, and shall be held as part of, the Escrow Shares, and the Corporation, the Buyer, the Senior Managers and the Seller hereby agree to deliver immediately to the Escrow Agent all Collateral. Subject to Section 7 hereof, during the term of this Share Escrow Agreement, the Escrow Shares


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                                                                               2



held by the Escrow Agent shall be voted at the direction of the Seller. The Collateral shall be held and disposed of by the Escrow Agent as hereinafter provided.

               2. PURPOSE OF COLLATERAL. The Collateral shall be held to secure the Corporation, the Buyer and the Senior Managers in the manner herein stated in respect of (i) any required payment by the Seller for any Indemnification Amount (as hereinafter defined) to which the Corporation, the Buyer or any of the Senior Managers are entitled under Section 9 of the Agreement and (ii) the rights of the Senior Managers to purchase the Escrow Shares pursuant to Section 11 hereof.

               3. INTERESTS IN THE COLLATERAL. Regardless of the actual disposition of the Collateral pursuant to this Share Escrow Agreement, the Seller shall be considered the owner of the Escrow Shares and any other Collateral for the reporting of all income earned with respect to the Collateral for federal, state and local income tax purposes, and any losses on the Collateral shall be deemed to have been sustained or incurred by the Seller for such income tax purposes on the basis of its ownership thereof. In the event that the Corporation shall receive and retain any Collateral consisting of shares of Common Stock in payment of any Indemnification Amount(s) hereunder, it is expressly understood and agreed that the Corporation shall, and is hereby authorized to, cancel stock certificates representing such shares and shall treat such shares as treasury shares. The Buyer hereby agrees to distribute immediately to the Corporation any Collateral consisting of shares of Common Stock which the Buyer receives pursuant hereto.

               4. HOLDING AND INVESTMENT OF THE COLLATERAL. The Escrow Agent is hereby authorized and directed to hold the Collateral in escrow, and to invest and reinvest the Collateral (other than the Escrow Shares) in its name, as escrow agent, subject to the provisions hereinafter set forth. The Escrow Agent shall from time to time during the term hereof (a) deposit any cash Collateral in an interest bearing account (without any limitation or penalty for withdrawal) with a bank or trust company organized under the laws of the United States or any state of the United States with capital in excess of $100,000,000 and/or (b) invest and reinvest any cash Collateral in any one or more of the following: (i) certificates of deposit of any bank or trust company organized under the laws of the United States or any state of the United States with capital in excess of $100,000,000 having a final maturity within thirty (30) days of the date of purchase thereof, (ii) obligations of the United States government or any instrumentality thereof having a final maturity within thirty
(30) days of the date of purchase thereof, (iii) money market funds which invest only in obligations insured by the United States government, or (iv) any other investments mutually agreed upon in writing by the Seller, the Corporation and the Senior Managers. All expenses of investing the Collateral shall be paid first out of the interest earned thereon. The Escrow Agent shall bear no responsibility for the selection or performance of investments permitted hereunder or any losses thereon.

               5. DISINVESTMENT OF THE COLLATERAL. If the Collateral (or any portion thereof) shall be required for disbursement from the escrow created hereby as provided in Section 6 hereof, the Escrow Agent shall cause the Collateral to be transferred to the Seller, the Corporation, the Buyer or the Senior Managers, as the case may be, in


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accordance with the terms hereof. Subject to Section 6(c) hereof, it is understood and agreed that any Indemnification Amount(s) payable to the Corporation, the Buyer or the Senior Managers, as the case may be, hereunder shall be payable first, from and to the extent of Collateral other than the Escrow Shares, and second, from any remaining Escrow Shares. In the event that any Indemnification Amount(s) is to be paid from such remaining Collateral, and if amounts invested as set forth in Section 4 hereof shall be required for disbursement from the escrow created hereby, the Escrow Agent shall cause any such investments of such remaining Collateral to be sold or otherwise converted to cash and to be transferred to the Seller, the Corporation, the Buyer or the Senior Managers, as the case may be, in accordance with the terms hereof.

               6. DISBURSEMENT OF THE COLLATERAL. Disbursements of the Collateral from the escrow created hereby shall be made only as follows:

                  (a) (i) If, under the indemnity obligations of the Seller set forth in Section 9 of the Agreement, the Corporation, the Buyer or any of the Senior Managers (individually, an "Indemnitee" and collectively, the "Indemnitees") shall be entitled pursuant to said Section 9 to a payment for Loss (as defined in the Agreement) sustained or incurred by such Indemnitee (the "Indemnification Amount"), the Escrow Agent shall, if requested in writing by such Indemnitee (an "Indemnification Payment Notice") (which Indemnification Payment Notice shall also be sent simultaneously to the other Indemnitees, as well as the Seller), disburse the Indemnification Amount to such Indemnitee in accordance with Sections 5 and 6(b) hereof.

                      (ii) If Senior Managers shall deliver to the Escrow Agent a Final Option Notice (as defined in Section 11 hereof) pursuant to Section 11 to purchase Option Shares (as defined in Section 11 hereof) and shall pay to the Escrow Agent the aggregate amount payable under Section 11 for such Option Shares, the Escrow Agent shall disburse such Option Shares (or if there are fewer Escrow Shares remaining than the number of Option Shares paid for, then the remaining Escrow Shares and cash in the amount of the difference between the aggregate amount paid by the Senior Managers for such Option Shares and the aggregate amount payable by the Senior Managers under Section 11 for a number of Option Shares equal to the number of remaining Escrow Shares) to the Senior Managers as set forth Final Option Notice, in accordance with Sections 5 and 6(b) hereof.

                  (b) Subject to the terms hereof, the Escrow Agent shall 5 days after the receipt of an Indemnification Payment Notice or, if there shall be an outstanding Option Notice, 5 days after receipt of Final Option Notice deliver
(x) first, Option Shares that have been paid for by the Senior Managers subject to any outstanding Option Notice and the amount paid for such Option Shares shall become Collateral hereunder, and (y) second, to such Indemnitee Collateral (with Collateral other than Escrow Shares to be delivered first in the event of the payment of an Indemnification Amount which is less than the value of all of the Collateral) equal in value (as determined below) to the Indemnification Amount, with the certificates representing any portion of the Escrow Shares included in the Collateral so delivered, accompanied by stock powers duly endorsed in blank, all subject to the next sentence. If the Escrow Agent shall have


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received a written objection (the "Objection Notice") to the payment of such
Indemnification Amount at least twenty-four (24) hours prior to its payment, the Escrow Agent shall not deliver any of the Collateral held by it hereunder with respect to an Indemnification Amount until (i) final adjudication of the matter by a court of competent jurisdiction which adjudication is not subject to any further right to appeal or (ii) the mutual written agreement of the Corporation, the Senior Managers and the Seller received by the Escrow Agent from the Corporation, the Senior Managers and the Seller. Notwithstanding any other provisions contained herein, in the event of such an Indemnification Payment Notice and/or Objection Notice, the provisions of this Share Escrow Agreement shall continue in full force and effect with respect to the amount of the Indemnification Amount claimed until the first to occur of the events described in the immediately proceeding sentence. Subject to the foregoing sentence, the balance of the Collateral, if any, in excess of the amount of any Indemnification Amount claimed or paid to any of the Indemnitees, if any, shall remain with the Escrow Agent subject to the provisions of this Share Escrow Agreement until the Termination Date (as hereinafter defined). Notwithstanding any other provision contained herein and notwithstanding the occurrence of the Expiration Date (as hereunder defined) or Termination Date (as hereinafter defined), if any Indemnitee shall have given an Indemnification Payment Notice with respect to any matter(s) ("Indemnification Matter(s)") for which an Indemnitee is entitled to indemnification pursuant to Section 9 of the Agreement, within the one (1) year period ending on the first (1st) anniversary of the date of this Share Escrow Agreement (the "Expiration Date"), the provisions of this Share Escrow Agreement shall continue in full force and effect with respect to any Collateral which is subject to the Indemnification Payment Notice until all claims for Loss arising out of or resulting from such Indemnification Matter(s) shall have been resolved and any related claim(s) for Indemnification Amount(s) shall have been finally determined. Subject to the foregoing, within three (3) business days of receipt of a written request therefor from the Seller to the Escrow Agent, on or after the third (3rd) business day occurring after the Expiration Date, if there shall be any Collateral other than Escrow Shares that is not subject to an Indemnification Notice or if the number of remaining Escrow Shares exceed 4,500,000 minus the number of Options Shares in respect of which Options have been exercised or that are subject to an outstanding Option Notice or Indemnification Notice, then any such excess non-Escrow Share Collateral and any such excess Escrow Shares shall be delivered to the Seller. Subject to the foregoing, within three (3) business days of receipt of a written request therefor from the Seller to the Escrow Agent, on or after the third (3rd) business day occurring after the fifth (5th) anniversary of the date hereof, the balance of the Collateral, if any, that is not subject to any Indemnification Notice or Option Notice shall be delivered to the Seller.

               For purposes of this Section 6, the value of each of the Escrow Shares for purposes of an Indemnification Amount shall be (i) $0.53 if the Corporation shall not have issued any additional shares of Common Stock after the date hereof other than pursuant to its 1999 Long Term Incentive Plan, (ii) the most recent per share price at which the Corporation shall have issued shares of Common Stock, unless shares of Common Stock are listed on a national securities exchange or the Nasdaq Stock Market, or (iii) if shares of Common Stock are so listed, the last sale price reported in the WALL STREET JOURNAL for the last business day prior to the date any determination is made, in


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each case appropriately adjusted for any stock splits, stock dividends, stock combinations or other similar occurrences. Any fractional shares shall be rounded to the next whole share.

               (c) It is also expressly understood and agreed that any payment by the Escrow Agent of any of the Collateral (including the Escrow Shares) to any of the Indemnitees in payment of an Indemnification Amount(s) hereunder, or the release of Escrow Shares under the circumstances set forth in Section 7(b) hereof, shall not, in any event, release, terminate or otherwise limit the Seller (or any of its) agreements set forth in the Agreement, including, without limitation, the indemnity and other agreements set forth in Section 9 of the Agreement. Without limiting the generality of the foregoing, the understandings and agreements by the Seller set forth in Section 9 of the Agreement are hereby reaffirmed by the Seller and such understandings and agreements are incorporated by reference herein.

               7. LIMITATIONS ON REVOCATION, TERMINATION OR MODIFICATION OF THIS SHARE ESCROW AGREEMENT, OTHER MATTERS. The Collateral, this Share Escrow Agreement and the Escrow Agent's authority hereunder are subject to the interests of the Corporation, the Buyer and the Senior Managers, and this Share Escrow Agreement and the authority of the Escrow Agent hereunder shall be irrevocable (except as mutually agreed among the Corporation, the Buyer, the Senior Managers and the Seller) and shall not be subject to termination or modification by the Corporation, the Buyer and the Seller (or any of them) alone or by operation of law or by the occurrence of any event or events.

               8. AGREEMENTS WITH THE ESCROW AGENT. To induce the Escrow Agent to act hereunder, it is agreed by the Corporation, the Buyer, the Senior Managers and the Seller that:

                  (a) The Escrow Agent shall hold the Collateral as an escrow agent and shall give the Collateral such degree of care as it gives other similar property held in an escrow agent capacity.

                  (b) The Escrow Agent does not have and will not have any interest in the Collateral but is serving only as an escrow holder and has only possession thereof.

                  (c) The Escrow Agent makes no representation as to the validity, genuineness or collectibility of any Collateral held by or delivered to or by it.

                  (d) The Escrow Agent may act or refrain from acting in reliance upon any instrument or signature furnished to it hereunder and believed by it to be genuine and may assume that any person purporting to give any writing, notice, advice or instruction in connection with the provisions hereof has been duly authorized to do so.

                  (e) The Escrow Agent may resign and be discharged from its duties and obligations hereunder by giving notice of such resignation to the Corporation, the Buyer, the Senior Managers and the Seller, specifying the date upon which such resignation shall take effect; provided, however, that such date shall be not less than


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                                                                               6


thirty (30) days from the date of such notice. The Corporation, the Buyer, the Senior Managers and the Seller shall also have the right, by mutual agreement, to terminate the appointment of the Escrow Agent hereunder by giving to it notice of the date such termination shall take effect and designating a successor Escrow Agent. In any such event, the Corporation, the Buyer, the Senior Managers and the Seller shall, by mutual agreement, reasonably approve and designate a successor Escrow Agent to such resigning or terminated Escrow Agent. Upon demand of a successor Escrow Agent, all property held in escrow hereunder by the resigning or discharged Escrow Agent shall be turned over and delivered to such successor Escrow Agent who shall, thereupon, be bound by all of the provisions hereof.

                  (f) The Escrow Agent may act relative hereto upon advice of counsel selected by it in reference to any matter connected herewith, and shall not be liable to any of the parties hereto, or their respective heirs, legal representatives, successors and assigns, for any action taken on the advice of counsel or for any mistake of fact or error of judgment, or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.

                  (g) This Share Escrow Agreement sets forth exclusively the duties of the Escrow Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Share Escrow Agreement against the Escrow Agent.

                  (h) In the event of any bona fide disagreement among any of the parties to this Share Escrow Agreement resulting in adverse claims or demands being made in connection with the subject matter of this Share Escrow Agreement, or in the event that the Escrow Agent should, in good faith, be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any other action hereunder, so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be or become liable for damages, interest, or in any other way or to any person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue to so refrain from acting until (i) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, by a panel of arbitrators or by the mutual agreement of the Corporation, the Buyer, the Senior Managers and the Seller, and (ii) the Escrow Agent shall have received appropriate evidence of the foregoing, including, at its election, an opinion of counsel that any such adjudication is final and unappealable or that any such agreement is binding upon all of the interested persons. In the alternative, the Escrow Agent may, but shall not be obligated to, file a suit in interpleader (the parties hereto consenting to the filing of such action in the New York Supreme Court, New York County) for a declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with such court the amount of the Collateral held by it hereunder, in which event the Corporation, the Buyer, the Senior Managers and the Seller, jointly and severally, agree to pay all costs, expenses and attorneys fees incurred by the Escrow Agent in connection therewith, the amount thereof to be fixed, how they should be apportioned among the parties hereto, and such judgment therefore to be rendered by the court in such suit.


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                                                                               7


                  (i) The Corporation, the Buyer, the Senior Managers and the Seller, jointly and severally, hereby release the Escrow Agent from any act done or omitted to be done by the Escrow Agent in good faith in the performance of its duties hereunder, and the Corporation, the Buyer, the Senior Managers and the Seller, jointly and severally, hereby agree to indemnify the Escrow Agent for, and to hold it harmless against, any damage, loss, liability, cost or expense incurred by the Escrow Agent arising out of or in connection with its entering into this Share Escrow Agreement and carrying out its duties hereunder, other than from its own willful misconduct or gross negligence, including the costs and expenses of defending itself against any claim or liability in the premises.

                  (j) The parties hereto acknowledge and consent to the fact that Tory Haythe has acted and will continue to act as legal counsel to the Corporation, the Buyer and the Senior Managers in connection with the transactions contemplated by the Agreement and this Share Escrow Agreement, or in any disputes arising therefrom or relating thereto.

               9. COMPENSATION. No compensation shall be paid to the Escrow Agent for the services to be rendered by it hereunder. The Corporation, the Buyer, the Senior Managers and the Seller, jointly and severally, agree to reimburse the Escrow Agent for all reasonable expenses, disbursements and advances incurred or made by it in the performance of its duties as Escrow Agent hereunder (including reasonable fees, expenses and disbursements involved in investing or reinvesting the Collateral) and jointly and severally agree to reimburse, indemnify and hold harmless the Escrow Agent from any amounts that the Escrow Agent is obligated to pay in the way of such disbursements and advances. The immediately preceding agreement contained in this Section 9 and the agreements contained in Section 8 hereof shall survive despite any termination of this Share Escrow Agreement or the resignation or removal of the Escrow Agent. The Escrow Agent shall have a claim on the Collateral for the payment of any of such reimbursement of expenses, disbursements and advances.

               10. ACTIONS BY THE SENIOR MANAGERS. (a) Any action to be taken by the Senior Managers, notices to be given by the Senior Managers or any matters requiring the Senior Managers to act or refrain from acting hereunder may be undertaken with the concurrence of any Senior Managers owning a majority of the Common Stock subject to the terms hereof at any time and from time to time (such Senior Managers hereinafter, collectively, the "Senior Managers Representatives") and, for all purposes, it is expressly understood and agreed that any action so taken, notice so given or other matter acted upon or refrained from shall be deemed to constitute the action of all of the Senior Managers and shall be binding on all of the Senior Managers. It is understood and agreed that initially, notwithstanding the foregoing, Kerry E. Adler shall act as the Senior Managers Representative. In addition, subject to subsection
(c) below, the Corporation, the Buyer, the Seller and the Escrow Agent shall be entitled (i) conclusively to rely upon the direction, notice, request or other communication received from any of the Senior Managers Representatives without the need to


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                                                                               8


confirm such or otherwise communicate with any other Senior Managers, and (ii) to give any direction, notice, request or other communication to any of the Senior Managers Representatives without the need to confirm or otherwise communicate with any other Senior Managers, and any such direction, notice, request or other communication (whether from or to any of the Senior Managers Representatives) shall be conclusive, binding and enforceable against all Senior Managers.

                  (b) The Senior Managers Representatives shall not be liable to the Senior Managers or any third party for any action taken by any of the Senior Managers Representative except with regard to actions involving (i) a breach of such Senior Managers Representative's duty of loyalty to the Senior Managers,
(ii) any acts by such Senior Managers Representative not in good faith or involving a known violation of law or (iii) transactions from which such Senior Manager Representative derived an improper personal benefit.

                  (c) The Corporation, the Buyer, the Seller and the Escrow Agent shall be entitled to rely on any and all communications from any of the Senior Managers Representatives as being authorized by a majority of the Senior Managers Representatives and/or the Senior Managers as provided hereunder with respect to the subject matter of this Share Escrow Agreement and the Senior Managers Representatives, jointly and severally, agree to hold the Corporation, the Buyer, the Seller and the Escrow Agent harmless from any and all claims that such actions were not properly authorized. The Corporation, the Buyer, the Seller and the Escrow Agent shall be entitled to send all communications with respect to the subject matter of this Share Escrow Agreement to any of the Senior Managers Representatives at the address indicated herein.

               11. OPTION TO OPTION SHARES. Notwithstanding anything herein to the contrary, the Senior Managers and the Corporation shall have the right and option (the "Option") at any time until the fifth anniversary of the date of this Escrow Agreement to purchase up to 4,500,000 of the Escrow Shares (all or any portion of such shares, the "Option Shares") on the following terms and conditions.

                  (a) PRIORITY. (i) The Senior Manager(s) (the "Purchasing Manager(s)") proposing to purchase the Option Shares shall deliver a written notice (an "Option Notice") to the Escrow Agent, the Seller, the Corporation and each of the other Senior Manager(s) to that effect. The Option Notice shall specify the number of Option Shares which such Purchasing Manager(s) desire to purchase, the dollar value per share of the consideration for such Option Shares pursuant to Section 11(b) or 11(c) of this Share Escrow Agreement.

                      (ii) The other Senior Manager(s) shall have the right, but not the obligation, to exercise their Option by written notice to the Purchasing Manager(s) and the Escrow Agent within 10 days of delivery of the Option Notice. The Purchasing Manager(s) and the other Senior Manager(s) exercising the Option (collectively, the "Beneficiaries") shall have the right to purchase a PRO RATA portion of the Option Shares based on the ratio the number of shares of Common Stock held by such Beneficiary on the date hereof bears to the aggregate number of shares of Common Stock held by all Beneficiaries on the date hereof. Within 5 business days of the end of such 10-day period, the Beneficiaries shall give a written notice to the Escrow Agent, the


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                                                                               9


Seller, the Corporation and the Corporation and the other Senior Manager(s) specifying the information in the related Option Notice as well as the names and addresses of the Beneficiary and the number of Option Shares each Beneficiary is purchasing (the "Final Option Notice") and shall pay to the Escrow Agent the purchase price for the Option Shares.

                      (iii) Subject to the provisions herein, the Beneficiaries may each, at his, her or its election, designate one or more Affiliates to exercise the rights under this Section 11, subject to compliance with applicable law.

                      (iv) Upon the Senior Manager(s) giving notice that they intend to exercise the Option under this Section 11, the Seller shall thereupon for all purposes cease to be a stockholder of the Corporation as to the Option Shares purchased by the Beneficiaries in accordance herewith and shall have no rights against the Corporation or the other Senior Manager(s) in respect of such Option Shares.

                      (vi) For purposes of this Agreement, the term "Affiliate" shall mean, with respect to any person or party, (i) in the case of an individual, such individual's spouse, children, parents, spouse's parents, siblings or spouse's siblings, or trusts established for the benefit of such persons, and (ii) any corporation, partnership, limited liability company or other entity controlled by, controlling or under common control with such person or party.

                  (b) EXERCISE PRICE. For purposes of exercising the Option, all or any part of the first 1,500,000 Option Shares shall have a purchase price of $0.60 per share; all or any part of the second 1,500,000 Option Shares shall have a purchase price of $1.20 per share; the last 1,500,000 Option Shares shall have a purchase price of $1.80 per share.

                  (c) ZERO-EXERCISE PRICE. In the event that both of the following two conditions are satisfied, the exercise price of the Option to purchase the Option Shares shall be Zero Dollars ($-0-): (i) the Seller obtains a firm commitment from a bona-fide purchaser to purchase Web800 or the Seller completes a sale of fifty percent (50%) or more of the assets of Web800, and
(ii) the Corporation completes an underwritten public offering of its Common Stock resulting in gross proceeds to the Corporation (net of underwriters' commissions) of $25 million.

               12. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given on the date delivered, if delivered by hand against receipt, on the date sent and received by telecopy, or three business days after mailing if sent by prepaid, certified United States mail, return receipt requested, and addressed as follows:

               (1)     if to the Corporation, the Buyer or the Senior Managers:

                       Webhelp.com Inc.
                       One Dundas Street West

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                                                                              10


                       Suite 2500
                       P.O. Box 84565
                       Toronto, Ontario M5G 1Z3
                       Attention:  Kerry E. Adler
                       Telecopy:  (416) 542-5420

                       with a copy to:

                       Tory Haythe
                       Suite 300, Aetna Tower
                       Toronto Dominion Center
                       Toronto, Ontario M5K 1N2
                       Attention:  James J. Duffield, Esq.
                       Telecopy:  (416) 865-7380

               (2)     if to the Seller:

                       eliance Corporation
                       7800 Equitable Drive
                       Suite 250
                       Minneapolis, Minnesota  55344
                       Attention:  President
                       Telecopy:  (612) 294-1407

                       with a copy to:

                       Dorsey & Whitney
                       220 South Sixth Street
                       Minneapolis, Minnesota  55402
                       Attention:  Robert A. Kuhns, Esq.
                       Telecopy:  (612) 340-2868

               (3)     if to the Escrow Agent:

                       Tory Haythe
                       Suite 300, Aetna Tower
                       Toronto Dominion Center
                       Toronto, Ontario M5K 1N2
                       Attention:  James J. Duffield, Esq.
                       Telecopy:   (416) 542-5420

or to such other address as any party may from time to time designate by notice to the other parties, and any such change of address notice given hereunder shall be effective upon receipt.

               13.     MISCELLANEOUS.


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                                                                              11


                  (a) This Share Escrow Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to agreements made and to be entirely performed within such State, without regard to the conflict of laws principles of such State.

                  (b) This Share Escrow Agreement may be executed in two or more counterparts (including by facsimile), each of which shall be deemed an original, and all such counterparts shall constitute a single instrument.

                  (c) The provisions contained in this Share Escrow Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto, and their respective heirs, legal representatives, successors and assigns. Without limiting the generality of the foregoing, it is understood and agreed that the Corporation may assign and transfer any or all of the rights and benefits afforded to it hereunder, subject to the obligations of it hereunder, to any of its affiliates and to the Buyer, and any of its affiliates (and the Buyer, in turn, may assign and transfer any and all of its rights and benefits hereunder, subject to its obligations hereunder, to any of its affiliates). Any assignment of this Share Escrow Agreement or the rights and/or obligations arising hereunder in contravention of the provisions of this Section 13 (c) shall be null and void.

                  (d) The Corporation, the Buyer, the Senior Managers and the Seller will cooperate with the Escrow Agent and deliver to the Escrow Agent such additional information and documents as the Escrow Agent shall reasonably request in the performance of its obligations hereunder, including such documents as it shall reasonably request to evidence termination of this Share Escrow Agreement and to evidence its consent to the final delivery of the Collateral in accordance with the terms hereof.

                  (e) THE PARTIES HERETO HEREBY IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN THE CITY OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SHARE ESCROW AGREEMENT, AND HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THE PARTIES FURTHER WAIVE TRIAL BY JURY, ANY OBJECTION TO VENUE IN SUCH STATE AND ANY OBJECTION TO ANY ACTION OR PROCEEDING IN SUCH STATE ON THE BASIS OF FORUM NON CONVENIENS. THE PARTIES FURTHER AGREE THAT ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SHARE ESCROW AGREEMENT SHALL BE BROUGHT ONLY IN A NEW YORK STATE OR UNITED STATES FEDERAL COURT SITTING IN NEW YORK COUNTY.

                  (f) The parties hereto agree that this Share Escrow Agreement is the product of negotiations between sophisticated parties and individuals, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in, the drafting of each provision hereof. Accordingly, ambiguities in this Share Escrow Agreement, if any, shall not be construed strictly or in favor of or against any party hereto but rather shall be given a fair and reasonable construction without regard to the rule of CONTRA PROFERENTEM.

                                      * * *

               IN WITNESS WHEREOF, this Share Escrow Agreement has been duly executed as of the day and year first above written.


                                             SENIOR MANAGERS:


                                                  /s/ Kerry E. Adler
                                             ------------------------------
                                                      Kerry E. Adler

                                                  /s/ Laura Hantho
                                             ------------------------------
                                                      Laura Hantho

                                                  /s/ Hugh Cumming
                                             ------------------------------
                                                      Hugh Cumming

                                                  /s/ Dan Walter
                                             ------------------------------
                                                      Dan Walter

                                                  /s/ Shukie Halfon
                                             ------------------------------
                                                      Shukie Halfon


                                             CORPORATION:

                                             WEBHELP.COM INC.


                                             By:  /s/ Kerry Adler
                                                 --------------------------
                                                 Name: Kerry Adler
                                                 Title: President

                                             BUYER:

                                             iSPOKE.COM INC.

                                             By:  /s/ Kerry Adler
                                                 --------------------------
                                                 Name: Kerry Adler
                                                 Title: President


                                             SELLER:

                                             eliance CORPORATION


                                             By:  /s/ Jeffrey Farstad
                                                 --------------------------
                                                 Name: Jeffrey Farstad
                                                 Title: Chairman



                                             ESCROW AGENT:


                                             TORY HAYTHE


                                             By:  /s/ Thomas I. Sheridan III
                                                 -----------------------------
                                                 Name: Thomas I. Sheridan III
                                                 Title: Partner